EXHIBIT 5

June 21, 2005

Sutron Corporation

21300 Ridgetop Circle

Sterling, Virginia 20166

Re: Registration Statement on Form S-8 under the Securities Act of 1933, as amended

Gentlemen:

We have acted as special counsel to Sutron Corporation, a Virginia corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-8, including the exhibits thereto (the “Registration Statement”), to be filed under the Securities Act of 1933, as amended (the “Act”), for the registration of 970,000 shares (the “Shares”) of Common Stock, par value $.01 per share, to be offered and sold pursuant to the Sutron Corporation Amended and Restated 1996 Stock Option Plan, the Sutron Corporation Amended and Restated 1997 Stock Option Plan and the Sutron Corporation Amended and Restated 2002 Stock Option Plan (the “Plans”).

In connection with this opinion, we have participated in the preparation of the Registration Statement, and we have examined the Articles of Incorporation, as amended, the By-laws of the Company, certain of the Company’s corporate proceedings as reflected in its minute books, and such other documents, records and statutes as we have deemed necessary or appropriate for rendering the opinion set forth herein. As to matters of fact, we have relied on representations of directors, officers and representatives of the Company. In our examination, we have assumed the genuineness of documents submitted to us as originals and the conformity with the original of all documents submitted to us as copies thereof.

Based on the foregoing, it is our opinion that, when issued and delivered to eligible participants in accordance with the Plans, the Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Shulman, Rogers, Gandal, Pordy & Ecker, P.A.